UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2020

GENUFOOD ENERGY ENZYMES CORP.

(Exact name of registrant as specified in charter)

Nevada	000-56112	68-0681158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1108 S. Balwain Avenue, Suite 107 Arcadia, California	91007
(Address of principal executive offices)	(Zip Code)

(855) 707-2077

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 9, 2020, a shareholder of Genufood Energy Enzymes Corp. (the “Company”), made a loan (the “October Loan”) to the Company in the principal amount of $30,000. The October Loan bears simple interest at a rate of 4% per annum, and is payable as to both principal and interest on the sixth-month anniversary of the August Loan, which is March 9, 2021 (the “Maturity Date”).

The holder of the Company’s 4% Convertible Promissory Note dated October 9, 2020 (the “October Note”) evidencing the October Loan, may, at her sole option, convert (a “Voluntary Conversion”) the then outstanding principal and accrued and unpaid interest on the August Note into shares of the common stock of the Company (“Common Stock”) at a rate of $0.01 per share.

The October Note also provides for events of default and remedies in such event, including without limitation interest at a rate equal to the lesser of 10% per annum or the maximum interest rate allowed under usury or other similar laws from the Maturity Date until the October Note is paid in full. The October Note also contains other terms and conditions typical for a transaction of this type.

Item 9.01	Financial Statements and Exhibits.

10.1	4% Convertible Promissory Note dated October 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUFOOD ENERGY ENZYMES CORP.

Date: October 13, 2020	By:	/s/ Jui Pin Lin
Jui Pin Lin Chief Executive Officer

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